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                                                                 Exhibit 10.60

                          [INFORMIX LETTERHEAD]




July 23, 1999



Mr. Jean-Yves Dexmier
Chief Executive Officer
Informix Corporation
4100 Bohannon Drive
Menlo Park, CA 94025

Dear Jean-Yves

Effective today, I hereby resign from my position as Vice President, Human Resources of Informix Corporation and its subsidiaries. My last active day of employment will be August 6, 1999. Any other terms of my separation from the Company will be pursuant to my offer letter and by mutual agreement.

Yours truly,


/s/ Susan T. Daniel
----------------------------
Susan T. Daniel


cc: Gary Lloyd, Vice President, Legal
    and General Counsel